SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM S-8

                            Registration Statement
                                   Under the
                            Securities Act of 1933


                         THE NEIMAN MARCUS GROUP, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                             95-4119509
        (State or Other Jurisdiction of        (I.R.S. Employer
         Incorporation or Organization)         Identification No.)

                  27 Boylston Street, Chestnut Hill, MA 02167
                   (Address of Principal Executive Offices)

               THE NEIMAN MARCUS GROUP, INC. 1997 INCENTIVE PLAN
                           (Full Title of the Plan)

                             ERIC P. GELLER, ESQ.
                   Senior Vice President and General Counsel
                              27 Boylston Street
                            Chestnut Hill, MA 02167
                    (Name and Address of Agent for Service)

                                 617-232-8200
         (Telephone Number, Including Area Code, of Agent for Service)


                        CALCULATION OF REGISTRATION FEE

                                                   Proposed
         Title of                    Proposed       Maximum
        Securities      Amount        Maximum      Aggregate      Amount of
           to be         to be        Offering      Offering    Registration
        Registered    Registered       Price       Price (2)      Fee (3)
                                     Per Share (1)

       Common Stock  2,500,000      $   33.00    $82,500,000.00 $    25,000.00
                       shares

         1. This estimate is made solely for the purpose of determining the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended, (the "Securities Act") based upon $33.00, the average of the high and low prices of the Common Stock of the Registrant on September, 11, 1997 as reported on the New York Stock Exchange.

         2. Estimate solely for the purpose of calculating the registration fee.

         3. The registration fee has been calculated pursuant to Section 6(b) of the Securities Act.

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PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration
Statement:

     (a) The Registrant's Annual Report on Form 10-K for its fiscal year ended August 3, 1996;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the annual report referred to in paragraph (a) above; and

     (c) The description of Common Stock of the Registrant contained in the Registrant's registration statement filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from their respective dates of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares to be offered hereby will be passed upon for the Registrant by Eric P. Geller, Senior Vice President and General Counsel for the Registrant. Mr. Geller does not beneficially own any shares of the Registrant's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Registrant under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").

     As permitted by the DGCL, the Registrant's Restated Certificate of Incorporation (the "Charter") provides that, to the fullest extent permitted by the DGCL, no director shall be personally liable to the Registrant or to

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its stockholders for monetary damages for breach of his or her fiduciary duty as a director. Delaware law does not permit the elimination of liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or
(iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the Charter is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for beach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) - (iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

     The Registrant's Bylaws (the "Bylaws") provide that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     The Bylaws also provide that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgement in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery of the State of Delaware or the court in which such action was brought shall deem proper.

     The Bylaws also provide that to the extent a director or officer of the Registrant has been successful in the defense of any action, suit or proceeding referred to in the previous paragraphs or in the defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for in the Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the Registrant may purchase and maintain insurance on behalf of a director or officer of the Registrant against any liability asserted against him or her or incurred by him or her in

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any such capacity or arising out of his or her status as such whether or not the Registrant would have the power to indemnify him or her against such liabilities under such Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     See Exhibit Index immediately following the signature page.

ITEM 9.  UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the

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Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the
Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on September 17, 1997.

                                          THE NEIMAN MARCUS GROUP, INC.

                                          By: /s/ Richard A. Smith
                                              Richard A. Smith
                                              Chairman of the Board and Chief
                                              Executive Officer


                               POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Richard A. Smith, Robert A. Smith, John R. Cook and Eric P. Geller and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of The Neiman Marcus Group, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite or necessary to be done in connection therewith, as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


                                  SIGNATURES

      Name                             Title                         Date

Principal Executive Officer:


/s/ Richard A. Smith          Chairman of the Board and   September 17, 1997
Richard A. Smith              Chief Executive Officer

Principal Financial Officer:

/s/ John R. Cook              Senior Vice President and   September 17, 1997
John R. Cook                  Chief Financial Officer

Principal Accounting Officer:
/s/ Stephen C. Richards       Vice President and          September 17, 1997
Stephen C. Richards           Controller

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                                  DIRECTORS:


   /s/ Matina S. Horner                               September 12, 1997
   Matina S. Horner


   /s/ Vincent M. O'Reilly                            September 12, 1997
   Vincent M. O'Reilly


   /s/ Walter J. Salmon                               September 17, 1997
   Walter J. Salmon


   /s/ Jean Head Sisco                                September 16, 1997
   Jean Head Sisco


   /s/ Robert A. Smith                                September 17, 1997
   Robert A. Smith

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                                 EXHIBIT INDEX

   Exhibit No.                   Description


      4.1            Restated Certificate of
                     Incorporation of the Registrant,
                     incorporated herein by reference
                     to the Registrant's Annual Report
                     on Form 10-K for the twenty-six
                     week period ended August 1, 1987.


      4.2            By-laws of the Registrant, as
                     amended, incorporated herein by
                     reference to the Registrant's
                     Annual Report on Form 10-K for the
                     fiscal year ended August 1, 1992.


      5              Opinion of Eric P. Geller, Esq.,
                     Senior Vice President and General
                     Counsel of The Neiman Marcus
                     Group, Inc.


     23.1            Consent of Deloitte and Touche
                     LLP.


     23.2            Consent of Eric P. Geller, Esq.
                     (Contained in Exhibit 5)


     99              The Neiman Marcus Group, Inc. 1997
                     Incentive Plan, incorporated
                     herein by reference to Exhibit A
                     to the Registrant's Definitive
                     Schedule 14A (Definitive Proxy
                     Statement and Definitive
                     Additional Materials), dated
                     December 10, 1996 and filed with
                     the Securities and Exchange
                     Commission.










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